Exhibit 10.7

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

AMONG

NEW SOURCE ENERGY CORPORATION,

NEW SOURCE ENERGY GP, LLC,

AND

NEW SOURCE ENERGY PARTNERS L.P.

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	2

ARTICLE II	CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS	3

2.01	Contribution of the Partnership Properties by New Source Energy.	3
2.02	Public Cash Contribution.	4
2.03	Distribution by the Partnership of the Credit Facility Borrowings.	4
2.04	Payment of Expenses by the Partnership; Distribution by the Partnership of Offering Proceeds.	4

ARTICLE III	ADDITIONAL TRANSACTIONS	5

ARTICLE IV	TITLE MATTERS	5

4.01	Encumbrances.	5
4.02	Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.	5

ARTICLE V	FURTHER ASSURANCES	7

5.01	Further Assurances.	7
5.02	Other Assurances.	7

ARTICLE VI	REPRESENTATIONS AND WARRANTIES	7

6.01	Representations and Warranties of All Parties.	7

ARTICLE VII	MISCELLANEOUS	8

7.01	Notices.	8
7.02	Order of Completion of Transactions.	9
7.03	Costs.	9
7.04	Headings; References; Interpretation.	9
7.05	Successors and Assigns.	10
7.06	No Third Party Rights.	10
7.07	Counterparts.	10
7.08	Governing Law.	10
7.09	Severability.	10
7.10	Amendment or Modification.	10
7.11	Integration.	10

EXHIBITS

Exhibit A	Form of Assignment and Bill of Sale

i

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement (this “Agreement”), dated as of February 13, 2013, is entered into by and among New Source Energy Corporation, a Delaware corporation (“New Source Energy”); New Source Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership; and New Source Energy GP, LLC (the “General Partner”), a Delaware limited liability company. The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meaning assigned to such terms in Article I.

RECITALS:

WHEREAS, the General Partner and New Source Energy formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) to engage in any lawful activity for which limited partnerships may be organized under the Delaware LP Act; and

WHEREAS, to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	New Source Energy formed the General Partner pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $20 in exchange for 100.0% of the membership interests in the General Partner;

2.	the General Partner and New Source Energy formed the Partnership pursuant to the Delaware LP Act, and the General Partnership contributed $20 to the Partnership in exchange for a 2.0% general partner interest in the Partnership, and New Source Energy contributed $980 to the Partnership in exchange for a 98.0% limited partner interest in the Partnership; and

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1.	New Source Energy will contribute the Partnership Properties to the Partnership, 2.0% of which contribution (the “GP Contribution”) will be made by New Source Energy on behalf of the General Partner, in exchange for (i) 2,205,000 subordinated units representing a limited partner interest in the Partnership, (ii) 777,500 common units representing a limited partner interest in the Partnership, (iii) the right to receive a distribution of $15.8 million, (iv) a $25.0 million note payable to New Source Energy (the “Note Payable”) and (v) the Partnership’s assumption of $70.0 million of New Source Energy’s existing indebtedness, reflected by an assumption agreement (the “Assumption Agreement”), and the Partnership’s agreement to pay such indebtedness immediately following New Source Energy’s contribution of the Partnership Properties to the Partnership in exchange for a release of the lien on such Partnership Properties securing such indebtedness;

2.	The General Partner will contribute the GP Contribution to the Partnership in exchange for a continuation of its prior 2.0% general partner interest in the Partnership, represented by 150,000 general partner units, and the issuance of the Incentive Distribution Rights;

3.	in connection with the Partnership’s initial public offering of common units (the “Offering”), the public, through the Underwriters (as defined herein), will purchase from the Partnership for $80.0 million in cash, less the Underwriters’ discount and commission of $1.30 per common unit, or $5.2 million in the aggregate, and a structuring fee of $0.4 million, 4,000,000 common units representing a limited partner interest in the Partnership;

4.	the Partnership will enter into the Credit Agreement (as defined herein) and borrow $15.0 million (the “Credit Facility Borrowings”), the proceeds of which will be used to fund a portion of the cash distribution to New Source Energy referred to in Step 3 above; and

5.	the Partnership will use the proceeds from the Offering to pay (i) the indebtedness of New Source Energy assumed by the Partnership, (ii) transaction expenses, which are estimated to be approximately $ 2.2 million (exclusive of the Underwriters’ discount and commission and the structuring fee), (iii) a portion of the distribution to New Source Energy referred to in Step 3 above and (iv) for general partnership purposes.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

“Agreement” has the meaning assigned to such term in the preamble.

“Assignment Documents” means collectively the form of Assignment and Bill of Sale, attached hereto as Exhibit A.

“Assumption Agreement” has the meaning assigned to such term in the preamble.

“Commission” means the United States Securities and Exchange Commission.

“Credit Agreement” means the Credit Agreement, dated as of February 13, 2013, by and among Bank of Montreal, as Administrative Agent, and the lenders party thereto on the one hand, and the Partnership, on the other hand.

“Credit Facility Borrowings” has the meaning assigned to such term in the recitals.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“General Partner” has the meaning assigned to such term in the preamble.

“Governmental Authority” means the United States, any foreign county, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“GP Contribution” has the meaning assigned to such term in the recitals.

“GP Members” means New Source Energy, Deylau, LLC and the David J. Chernicky Trust.

“New Source Energy” has the meaning assigned to such term in the preamble.

“Note Payable” is defined in the recitals.

“Offering” has the meaning assigned to such term in the recitals.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 13, 2013.

“Partnership Properties” means, collectively, all of the assets described in the Assignment Documents.

“Party” and “Parties” have the meanings assigned to such terms in the preamble.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission on December 31, 2012 (Registration No. 333-185754), as amended and effective on the date hereof.

“Transaction Documents” means those documents and instruments to be delivered hereunder by one or more Parties.

“Underwriters” means Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company Incorporated, BMO Capital Markets Corp., Oppenheimer & Co., Inc., Jannery Montgomery Scott LLC, Stephens Inc. and Wunderlich Securities Inc.

“Underwriting Agreement” means the underwriting agreement, dated as of February 7, 2013, by and among the Partnership, the General Partner and Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, BMO Capital Markets Corp. and Oppenheimer & Co. Inc. as representatives of the several Underwriters.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.01 Contribution of the Partnership Properties by New Source Energy.

New Source Energy hereby agrees to contribute, assign, transfer, set over and deliver to the Partnership, for its own use forever, all of its right, title and interest to and in the Partnership Properties, as a capital contribution, 2.0% of which will be made by New Source Energy on behalf of the General Partner, which contribution shall be deemed made pursuant to the terms set forth in the Assignment Documents, in exchange for (i) 2,205,000 subordinated units representing a limited partner interest in the Partnership, (ii) 777,500 common units representing a limited partner interest in the Partnership, (iii) the right to receive a distribution of $15.8 million, (iv) the Note Payable and (v) the Partnership’s assumption of $70.0 million of New Source Energy’s existing indebtedness as described in the Assumption Agreement, and the Partnership does hereby assume such indebtedness and agree to pay such indebtedness immediately following New Source Energy’s contribution of its Partnership Properties to the Partnership in exchange for a release of the lien on such Partnership Properties securing such indebtedness, provided that the Partnership’s assumption of such indebtedness shall not affect the obligations of New Source Energy to its lenders; New Source Energy shall remain fully liable to such lenders for such indebtedness and New Source Energy shall deal with such lenders as if such assumption had not occurred (however, between New Source Energy, on the one hand, and the Partnership, on the other, the Partnership shall be deemed the obligor with respect to such indebtedness).

2.02 Public Cash Contribution.

The Parties acknowledge a cash contribution by the public through the Underwriters to the Partnership of $80.0 million, less the Underwriters’ discount and commission of $1.30 per common unit, or $5.2 million in the aggregate, and a structuring fee of $0.4 million, in exchange for 4,000,000 common units representing a limited partner interest in the Partnership.

2.03 Distribution by the Partnership of the Credit Facility Borrowings.

The Parties acknowledge the payment of a distribution to New Source Energy with the Credit Facility Borrowings by the Partnership.

2.04 Payment of Expenses by the Partnership; Distribution by the Partnership of Offering Proceeds.

The Parties acknowledge (a) the repayment of the indebtedness of New Source Energy assumed by the Partnership, (b) the payment by the Partnership, in connection with the Offering and the other transactions contemplated hereby, of transaction expenses in the amount of approximately $2.2 million (exclusive of the Underwriters’ discount and the structuring fee) and (c) the distribution of cash by the Partnership to New Source Energy.

2.05 Revenues and Expenses.

Subject to the provisions hereof, New Source Energy shall remain entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible for all costs, liabilities and expenses, in each case attributable to the Partnership Properties, for the period of time prior to the date hereof. Subject to the provisions hereof (including the Assignment Documents), the Partnership shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds), and shall be responsible for all costs, liabilities and expenses, in each case, attributable to the Partnership Properties for the period of time from and after the date hereof.

ARTICLE III

ADDITIONAL TRANSACTIONS

[Reserved.]

ARTICLE IV

TITLE MATTERS

4.01 Encumbrances.

(a) Except to the extent expressly provided in any other document executed in connection with the Agreement or the Offering, the contributions of the Partnership Properties pursuant to this Agreement are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, advance claims and all laws, rules, regulations, ordinances, judgments and orders of Governmental Authorities or tribunals having or asserting jurisdiction over the Partnership Properties and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Partnership Properties, including all matters that a current survey or visual inspection of the Partnership Properties would reflect.

(b) To the extent that certain jurisdictions in which the Partnership Properties are located may require that documents be recorded in order to evidence the transfers of titles reflected in this Agreement, then the provisions set forth in Section 4.01(a) shall also be applicable to the transfers under such documents.

4.02 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PARTNERSHIP PROPERTIES, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE PARTNERSHIP PROPERTIES GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE PARTNERSHIP PROPERTIES, (B) THE INCOME TO BE DERIVED FROM THE PARTNERSHIP PROPERTIES, (C) THE SUITABILITY OF THE PARTNERSHIP PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE PARTNERSHIP PROPERTIES OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PARTNERSHIP PROPERTIES. EXCEPT TO THE

EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE PARTNERSHIP PROPERTIES, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PARTNERSHIP PROPERTIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PARTNERSHIP PROPERTIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE PARTNERSHIP PROPERTIES AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE PARTNERSHIP PROPERTIES ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND, EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PARTNERSHIP PROPERTIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(b) Each contribution under the Assignment Documents shall include all of the assigning party’s right, title and interest under and by virtue of all warranties pertaining to the Partnership Properties, express or implied (including, without limitation, title warranties and manufacturers’, suppliers’ and contractors’ warranties), that have, prior to the date of such contribution, been made by any of the assigning party’s predecessors in title (excluding any affiliate of such assigning party) or by any third party manufacturers, suppliers and contractors. Each contribution under the Assignment Documents shall be made with full substitution and subrogation in and to all of the warranties that the assigning party has or may have against predecessors in title (excluding any affiliate of such assigning party) and with full subrogation of all rights accruing under the applicable statutes of limitations and all rights and actions of warranty against all former owners of the Partnership Properties (excluding any affiliate of the assigning party).

(c) Each of the Parties agrees that the disclaimers contained in this Section 4.02 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE V

FURTHER ASSURANCES

5.01 Further Assurances.

From and after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement or (b) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by the Agreement or intended so to be and more fully and effectively carry out the purposes of this Agreement.

5.02 Other Assurances.

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

Without limiting the generality of the foregoing, the Parties acknowledge that they have used their good faith efforts to identify all of the assets being contributed to the Partnership in connection with the Offering. However, it is possible that assets intended to be contributed to the Partnership were not identified and therefore are not included in the Partnership Properties. To the extent that such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the Partnership (or its successors or assigns).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.01 Representations and Warranties of All Parties.

Each of the Parties to this Agreement hereby represents and warrants severally as to itself as follows:

(a) Formation and Good Standing. Such Party is a corporation, limited partnership or limited liability company, legally formed, validly existing and, to the extent applicable, in good standing under the laws of the state of its formation. Such Party is duly qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(b) Authority, Execution and Enforceability. Such Party has full corporate, limited partnership or limited liability company, as applicable, power and authority to enter into this Agreement and the Transaction Documents to be delivered by such Party hereunder and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents to be delivered by such Party hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by such Party. Such Party has duly executed and delivered this Agreement and the Transaction Documents to be delivered by such Party hereunder, and this Agreement and the Transaction Documents to be delivered by such Party hereunder constitute such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

(c) No Conflicts. Neither the execution, delivery nor performance of this Agreement nor the Transaction Documents to be delivered by such Party hereunder by such Party will:

(i) require the approval or consent of any Governmental Authority;

(ii) conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of its certificate of limited partnership, certificate of formation, agreement of limited partnership, limited liability company agreement or other formation and governing documents;

(iii) result in the material breach or violation by it of any material term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which it is bound or by which its property or business is affected, except for such defaults (or rights of termination, cancellation or acceleration) as to which waivers or consents have been obtained; or

(iv) violate in any material respect any federal, state, local or other governmental law ordinance, or any order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to such Party.

ARTICLE VII

MISCELLANEOUS

7.01 Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	if to the Partnership or the General Partner:

914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
Attention:	Chief Executive Officer
Telephone:	(405) 272-3028
Facsimile:	(405) 272-3034

(b)	if to New Source Energy:

914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
Attention:	Chief Executive Officer
Telephone:	(405) 272-3028
Facsimile:	(405) 272-3034

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered, when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

7.02 Order of Completion of Transactions.

The transactions provided for in Article II of this Agreement shall be completed on the Closing Date in the order set forth in Article II of this Agreement.

7.03 Costs.

Except for the transaction expenses set forth in Section 2.04, the Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes, arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the delivery of any document pursuant to Article V of this Agreement.

7.04 Headings; References; Interpretation.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

7.05 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

7.06 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

7.07 Counterparts.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

7.08 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to contracts made and to be performed wholly within such state, without giving effect to conflict of laws principles thereof.

7.09 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

7.10 Amendment or Modification.

The Agreement may be amended or modified from time to time only by the written agreement of all of the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

7.11 Integration.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

NEW SOURCE ENERGY CORPORATION

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

NEW SOURCE ENERGY GP, LLC

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

NEW SOURCE ENERGY PARTNERS L.P.

By:	NEW SOURCE ENERGY GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

[Signature Page to Contribution Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment”) is from New Source Energy Corporation, a Delaware corporation (“Assignor”), whose address is 914 North Broadway, Suite 230, Oklahoma City, Oklahoma 73102, to New Source Energy Partners L.P., a Delaware limited partnership (“Assignee”), whose address is 914 North Broadway, Suite 230, Oklahoma City, Oklahoma 73102, and is effective as of 12:01 a.m., [            ] time, on [            ] (the “Effective Time”).

RECITALS

WHEREAS, Assignor owns certain oil and gas properties and related assets in the County of [            ] in the State of Oklahoma; and

WHEREAS, Assignor and Assignee have entered into that certain Contribution, Conveyance and Assumption Agreement, dated as of [            ] (the “Contribution Agreement”), among Assignor, Assignee and New Source Energy GP, LLC (the “General Partner”), pursuant to which Assignor has agreed to contribute, assign, transfer, set over and deliver to the Assignee all of its right, title and interest to and in the Partnership Properties (as defined in the Contribution Agreement), including the Assets (as hereinafter defined), as a capital contribution, upon the terms and conditions set forth in the Contribution Agreement.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from the Contribution Agreement and this Assignment by each of Assignor and Assignee, Assignor and Assignee hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1 Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

ARTICLE 2

ASSIGNMENT OF ASSETS

Section 2.1 Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby contributes, assigns, transfers, sets over and delivers to Assignee all of Assignor’s right, title and interest in and to the following (excepting the Excluded Assets defined below) (individually, an “Asset,” and collectively, the “Assets”):

(a) (i) the oil and gas leases more particularly described in Exhibit A – Part 1 (Assignor’s interests in such leases, collectively, the “Leases”), (ii) the mineral fee interests, royalty interests, overriding royalty interests, production payments, net profits interests, carried interests and reversionary interests described in Exhibit A – Part 1 and/or relating to the lands described in any instrument described in Exhibit A – Part 1 (Assignor’s interests in the foregoing, the “Mineral Interests”) and (iii) the interests in any units arising on account of the Leases or Mineral Interests having been pooled or unitized into such units (Assignor’s interests in such units, the “Unit Interests”);

A-1

(b) all existing oil and gas wells attributable to the Leases, Mineral Interests or Unit Interests (Assignor’s interests in such wells, collectively and including the wells set forth on Exhibit A – Part 2, the “Wells,” and the Leases, Mineral Interests, Unit Interests and Wells being hereinafter collectively referred to as the “Properties”);

(c) all production facilities, structures, tubular goods, well equipment, lease equipment, production equipment, pipelines, inventory and all other personal property, fixtures and facilities to the extent appurtenant to or used primarily in connection with the Properties (collectively, the “Facilities”);

(d) to the extent transferable, all permits, licenses, servitudes, easements, rights-of-way, surface fee interests and other surface use agreements to the extent used primarily in connection with the ownership or operation of the Properties or the Facilities;

(e) all oil, gas and other hydrocarbons produced or processed in association therewith (collectively, “Hydrocarbons”) from or attributable to the Properties from and after the Effective Time and all Hydrocarbons produced therefrom prior to the Effective Time that are in storage prior to the Effective Time and that are upstream of the sales metering point as of the date hereof;

(f) to the extent transferable, all contracts, agreements, commitments and other arrangements (“Contracts”) relating to the ownership or operation of the Properties or other Assets, including the production, storage, treatment, transportation, processing, purchase, sale, disposal or other disposition of production therefrom or in connection therewith;

(g) all gas or pipeline imbalances relating to the Properties; and

(h) all records, files, orders, maps, and data that relate to the Properties, Facilities or other Assets that are in Assignor’s possession, to the extent that Assignor has the right to transfer same to Assignee without the payment of any fee, penalty or other consideration, but excluding any of the foregoing to the extent that (i) transfer is restricted by third party agreement or applicable law and (ii) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver of such transfer restriction) (subject to such exclusion, collectively referred to as the “Files”).

TO HAVE AND TO HOLD the Assets unto Assignee forever, subject, however, to all the terms and conditions of this Assignment.

Section 2.2 Excluded Assets. The Assets shall not include, and there is excepted, reserved and excluded from the sale and assignment contemplated hereby, the following (the “Excluded Assets”):

(a) all corporate, financial, tax and legal records of Assignor that relate to Assignor’s business generally (including the ownership and operation of the Assets) or that relate to the other Excluded Assets, together with a duplicate copy (electronic or otherwise) of all of the Files;

(b) any trade credits, accounts receivable, proceeds or revenues attributable to the Assets and accruing prior to the Effective Time;

(c) all Hydrocarbons produced from or attributable to the Properties with respect to any periods of time prior to the Effective Time that are not in storage prior to sale and that are upstream of the sales metering point as of the date hereof, and all proceeds attributable thereto;

(d) all refunds of costs, taxes or expenses attributable to any periods of time prior to the Effective Time;

(e) all proceeds from the settlements of Contract disputes with purchasers of Hydrocarbons from or attributable to the Properties, including settlement of take-or-pay disputes, insofar as said proceeds are attributable to any periods of time prior to the Effective Time;

(f) all bonds, letters of credit and guarantees, if any, posted by Assignor or its Affiliates with Governmental Authorities and relating to the Assets;

(g) all rights, titles, claims and interests of Assignor or its Affiliates under any insurance policy or agreement, to any insurance proceeds or to or under any bond or bond proceeds;

(h) all rights and claims relating to the Assets and attributable to periods of time prior to the Effective Time, including audit rights;

(i) all privileged attorney-client (i) communications and (ii) other documents (other than title opinions);

(j) all materials and information that cannot be disclosed to Assignee as a result of confidentiality obligations to third parties;

(k) all amounts paid by third parties to Assignor or its Affiliates as overhead for periods of time accruing prior to the date hereof under any joint operating agreements burdening the Assets; and

(l) any matter required to be excluded pursuant to the provisions of Section 2.1(h) of this Assignment.

Section 2.3 Retained Rights and Obligations. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of Assignor or Assignee under the Contribution Agreement.

ARTICLE 3

ENCUMBRANCES/DISCLAIMERS

Section 3.1 Disclaimers and Subrogation of Warranties and Representations.

(a) Except to the extent expressly provided in any other document executed in connection with the Contribution Agreement or the Offering, the contribution of the Assets pursuant to this Assignment are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, advance claims and all laws, rules, regulations, ordinances, judgments and orders of Governmental Authorities or tribunals having or asserting jurisdiction over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.

(b) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT NO PARTY HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT OR THE OFFERING, ASSIGNOR AND ASSIGNEE ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OTHER PARTY. NONE OF ASSIGNOR NOR ASSIGNEE IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH SUCH PARTY ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND TRANSFERRED SUBJECT TO ALL OF THE MATTERS

CONTAINED IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY ASSIGNOR AND ASSIGNEE AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(c) Each of Assignor and Assignee agrees that the disclaimers contained in this Section 3.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Assignment are hereby expressly disclaimed, waived or negated.

Section 3.2 Subrogation. Assignor hereby transfers and assigns unto Assignee, its successors and assigns, all of its right, title and interest under and by virtue of all warranties pertaining to the Assets, express or implied (including, without limitation, title warranties and manufacturers’, suppliers’ and contractors’ warranties), that have heretofore been made by any of Assignor’s predecessors in title (excluding any affiliate of Assignor) or by any third party manufacturers, suppliers and contractors. This Assignment is made with full substitution and subrogation in and to all of the warranties that Assignor has or may have against predecessors in title (excluding any affiliate of Assignor) and with full subrogation of all rights accruing under the applicable statutes of limitations and all rights and actions of warranty against all former owners of the Assets (excluding any affiliate of Assignor).

ARTICLE 4

ASSUMED OBLIGATIONS: INDEMNITIES

Section 4.1 Assumed Obligations. Assignee agrees to assume, and does hereby assume, all of Assignor’s obligations to properly plug and abandon, or to replug if subsequently required, the Wells and any previously plugged wells located on the Lands covered by the Leases, restore the surface of the lands associated therewith, and otherwise comply with all applicable reclamation requirements according to the terms of the Leases and Unit Interests and the rules and regulations of governmental authorities having jurisdiction (the “Plugging Obligations”). In addition to the Plugging Obligations, Assignee agrees to assume and does hereby (and Assignee’s successors and assigns will) assume and agree to be bound by and bear all costs, expenses and liabilities arising out the ownership and/or operation of the Assets, whether or not such costs, expenses or liabilities accrued prior to, on or after the Effective Time, including, without limitation, the environmental condition of the Assets.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Separate Assignments. Where separate assignments of Assets have been or will be executed for filing with, and approval by, applicable governmental authorities, any such separate assignments (a) shall evidence this Assignment and assignment of the applicable

Assets herein made and shall not constitute any additional Assignment or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions or limitations on warranties set forth in this Assignment and are not intended to create, and shall not create, any representations, warranties or additional covenants of or by Assignor to Assignee and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

Section 5.2 Exhibits. All exhibits attached hereto are hereby made part hereof and incorporated herein by this reference. References in such exhibits to instruments on file in the public records are notice of such instruments for all purposes. Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the counties or parishes in which the Assets are located.

Section 5.3 Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE ARE MANDATORILY APPLIED TO THE DISPUTED MATTER.

Section 5.4 Successors and Assigns. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.5 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a party by facsimile transmission shall be deemed an original signature hereto. Exhibit A may be redacted for filing in each county or parish, such that the exhibit filed in any county or parish will describe only those Assets located in such county or parish.

EXECUTED as of the date of the parties’ acknowledgments below, but effective as of the Effective Time.

ASSIGNOR:		WITNESSES:

NEW SOURCE ENERGY CORPORATION

By:
Name:	Kristian B. Kos
Title:	President & Chief Executive Officer

ASSIGNEE:		WITNESSES:

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC, its general partner

By:
Name:	Kristian B. Kos
Title:	President & Chief Executive Officer

Prepared by:	Return to:

[ ]
[Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222]

SIGNATURE PAGE TO

ASSIGNMENT AND BILL OF SALE

Acknowledgement

Every deed or other instrument affecting real estate, executed by a corporation, must be acknowledged by an officer or attorney-in-fact subscribing the name of the corporation thereto, which acknowledgment may be in substantially a form as provided for in the Uniform Law on Notarial Acts or in substantially the following form:

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

Before me, a              in and for this state, on this              day of                     , personally appeared                      to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its (attorney-in-fact, president, vice-president, chair, or vice-chair of the board of directors or mayor, as the case may be) and acknowledged to me that                      executed the same as                      free and voluntary act and deed, and as the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of Oklahoma City, Oklahoma, on the day and year first above written.

Notary Public in and for the State of Oklahoma
Commission No:
My commission expires:

Exhibit A

Part 1 – Leases

Unique ID	Field Name	Original Lessor/Grantor	Original Lessee/Grantee	Effective Date	Book/ Volume	Page	Tract	Range	Section	State	County

[SAMPLE]

Exhibit A-1

Exhibit A

Part 2 – Wells

Aries Propnum	API	County	State	Field Name	Well Number	Well Name

[SAMPLE]

A-1